Exhibit 4.7

Execution Version

WATFORD HOLDINGS LTD.

PREFERENCE SHARE REGISTRATION RIGHTS
AGREEMENT

March 31, 2014

1.	Certain Definitions		1
2.	Piggyback Registration		4
	(a)	Right to Piggyback	4
	(b)	Priority on Piggyback Registrations	4
	(c)	Other Registrations	5
3.	Lockup		5
	(a)	Lockup Agreement	5
	(b)	Stop Transfer Instructions	5
	(c)	Blackout Period	5
4.	Registration Procedures		6
	(a)	Copies of Registration Statement	6
	(b)	Preparation of Registration Statement; Effectiveness	6
	(c)	General Notification	6
	(d)	Notification of Stop Orders; Suspensions of Qualifications and Exemptions	7
	(e)	Copies of the Registration Statement	7
	(f)	Copies of the Prospectus	8
	(g)	Blue Sky	8
	(h)	Certificates	8
	(i)	SEC Compliance; Earnings Statement	8
	(j)	Shareholder Information	8
	(k)	Agreements	9
	(l)	Legal Opinion; Certificates; Cold Comfort Letter	9
	(m)	Listing	9
	(n)	Due Diligence	9
	(o)	Participation	9
	(p)	10b-5 Notification	9
	(q)	Other Approvals	10
	(r)	FINRA	10
	(s)	Road Show	10
	(t)	Transfer Agent, Register and CUSIP	10
	(u)	Other Actions	10
	(v)	Notice to Discontinue	10
	(w)	Free Writing Prospectuses	11

5.	Registration Expenses		11
6.	Certain Limitations on Registration Rights		11
7.	Indemnification		11
	(a)	Indemnification by the Company	11
	(b)	Indemnification by Shareholders	12
	(c)	Indemnification Procedures	13
	(d)	Contribution if Indemnification Against Public Policy	14
	(e)	Obligations Not Exclusive	14
8.	Representations and Warranties; Covenants		14
	(a)	Authority; Enforceability	14
	(b)	No Breach	15
	(c)	Consents	15
	(d)	Investment Representations	15
	(e)	Preservation of Rights	15
9.	Miscellaneous		15
	(a)	Compliance with Bermuda law	15
	(b)	Amendments and Waivers	16
	(c)	Entire Agreement	16
	(d)	Term and Termination	16
	(e)	Notices	16
	(f)	Successors and Assigns; Assignment	17
	(g)	Specific Performance	17
	(h)	Submission to Jurisdiction; No Jury Trial	18
	(i)	Counterparts	18
	(j)	Governing Law	18
	(k)	Headings	18
	(l)	Construction	18
	(m)	Severability	19
	(n)	Multiple Closings; Future Capital Raises	19

This PREFERENCE SHARE REGISTRATION AGREEMENT (this “Agreement”) is made as of March 31, 2014, by and among WATFORD Holdings Ltd., a Bermuda exempted company with limited liability (the “Company”), and the holders of the Preference Shares of the Company who acquired Preference Shares on or prior to the Closing Date in connection with the offering of Preference Shares contemplated by the PPM (the “Existing Shareholders”). The Existing Shareholders and any other holder of Preference Shares of the Company who agrees in writing to become bound by this Agreement, and each of their respective successors and permitted assignees, are collectively referred to herein as the “Shareholders” and each individually as a “Shareholder.”

R E C I T A L S

WHEREAS, the Company and the Shareholders are parties to that certain Preference Shareholders Agreement, dated as of the date hereof, as amended from time to time (the “Shareholders Agreement”), establishing and setting forth their agreement with respect to certain rights and obligations associated with the ownership of Preference Shares of the Company and certain arrangements relating to the management of the Company; and

WHEREAS, in connection with entering into the Shareholders Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.          Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Advice” has the meaning set forth in Section 4(c).

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. In the case of a natural Person, his or her Affiliates include members of such Person’s immediate family, natural lineal descendants of such Person or a trust or other similar entity established for the exclusive benefit of such Person and his or her immediate family and natural lineal descendants.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banks located in New York, New York or Bermuda are authorized or obliged to close.

“Bye-Laws” means the Bye-Laws of the Company, as may be amended from time to time.

“Closing Date” means the date of the final closing in respect of the private placement of Preference Shares described in the PPM.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble and includes any successor(s) by merger, acquisition, reorganization or otherwise.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“Existing Shareholders” has the meaning set forth in the preamble.

“FINRA” means Financial Industry Regulatory Authority.

“IPO” means the initial registered public offering of the Preference Shares in the United States.

“Issuer Free Writing Prospectus” has the meaning set forth in Section 4(w).

“J.P. Morgan” has the meaning set forth in Section 9(e)(ii).

“Listing” means the listing of the Preference Shares on a securities exchange registered as a “national securities exchange” under Section 6 of the Exchange Act.

“Maximum Number of Securities” means, with respect to any underwritten Piggyback Registration, the maximum number of securities which can be sold in such offering without materially and adversely affecting the marketability of such offering.

“Person” means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2(a).

“PPM” means the Company’s Confidential Private Placement Memorandum, dated January 2014, related to the Company’s offering of Common Shares of the Company, with an initial par value of $0.01 per share, and Preference Shares, as supplemented by the Supplement to Confidential Private Placement Memorandum dated March 14, 2014.

“Preference Shares” means the 8½% Cumulative Redeemable Preference Shares of the Company, with an initial par value of $0.01 per share, and includes a fraction of a Preference Share.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means (i) the Preference Shares held by each Shareholder as of the date such Shareholder agrees in writing to become bound by this Agreement and (ii) any Preference Shares issued, issuable, converted, convertible, exchanged or exchangeable in respect of the securities referred to in clause (i) above upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Securities shall not include any securities referred to in clauses (i) or (ii) if (A) the holder of such securities may resell such securities pursuant to Rule 144 (or successor rule) under the Securities Act without any volume restrictions, manner of sale requirements or notice requirements set forth in such Rule, (B) the sale of such securities has been registered pursuant to the Securities Act and such sale has been consummated or (C) the securities have been transferred in a transaction in which registration rights are not transferred pursuant to Section 9(f) hereof.

“Registration Expenses” shall have the meaning set forth in Section 5 hereof.

“Registration Statement” means any registration statement of the Company on Form S-1 (or, if the Company is then eligible to use such form, Form S-3) or any successor or similar forms which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Remaining Number of Securities” means, with respect to any underwritten Piggyback Registration, the greater of (x) the sum of the Maximum Number of Securities minus the number of securities included on behalf of persons entitled to first priority with respect to inclusion of their preferred equity securities; and (y) zero.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“Shareholders” has the meaning set forth in the preamble.

“Shareholders Agreement” has the meaning set forth in the recitals hereto.

“Subscription Agreement” means the subscription agreement, including the subscriber information form completed in connection therewith, executed by an Existing Shareholder and the Company in connection with the issuance of the Preference Shares to such Existing Shareholder.

“Transfer” means any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security of any security), assignment, pledge, hypothecation, mortgage, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other transfer of interest, in whole or in part, whether in a single transaction or a series of related transactions and whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise.

“$” means the legal currency of the United States of America.

2.          Piggyback Registration.

(a)        Right to Piggyback. After the consummation of an IPO or a Listing (should either one occur), if the Company proposes to file any registration statement under the Securities Act for the purposes of a public offering of its preferred equity securities (whether or not for sale for its own account and including, but not limited to, registration statements relating to secondary offerings of preferred equity securities of the Company, but excluding registration statements relating to any registration on Form S-4 or S-8 or any successor or similar forms) (a “Piggyback Registration”), the Company will give prompt written notice to all the Shareholders of its intention to effect such a registration and shall, subject to Section 2(b), use all commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company’s notice; provided, however, that the Company may at any time withdraw or cease proceeding with any such Piggyback Registration if it will at the same time withdraw or cease proceeding with the registration of all other Company preferred equity securities originally proposed to be registered. Notwithstanding the foregoing, if any Person other than the Company offers preferred equity securities in the IPO, all Shareholders holding Registrable Securities shall be entitled to participate in such IPO on the terms set forth herein as if the IPO were a Piggyback Registration. The rights to Piggyback Registration may be exercised an unlimited number of occasions. Any Shareholder shall have the right to withdraw such Shareholder’s request for inclusion of such Shareholder’s Registrable Securities in any Registration Statement filed in connection with a Piggyback Registration by giving written notice to the Company of such withdrawal within five (5) Business Days prior to the anticipated effectiveness of such registration statement in connection therewith.

(b)        Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in its opinion the number of preferred equity securities which the Company desires to sell, taken together with any Registrable Securities requested to be included in such registration by the Shareholders, exceeds the Maximum Number of Securities, the Company will include in such registration preferred equity securities in the following priority:

(i)        first, the preferred equity securities the Company proposes to sell up to the Maximum Number of Securities; and

(ii)        second, the Company shall include in such registration Registrable Securities requested to be included by any Shareholders pursuant to Section 2(a) up to the Remaining Number of Securities, and if the aggregate number of such Registrable Securities exceeds the Remaining Number of Securities, the Company shall include only such Shareholders’ pro rata share of the Remaining Number of Securities based on the amount of Registrable Securities beneficially owned by such Shareholders.

(c)        Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2(a), and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its preferred equity securities or securities convertible or exchangeable into or exercisable for its preferred equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holders of the Company’s preferred equity securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

3.          Lockup.

(a)        Lockup Agreement. To the extent not inconsistent with applicable law, each Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of (i) preferred equity securities of the Company or any securities, options or rights convertible into or exchangeable or exercisable for such securities, or (ii) to the extent any such public sale or distribution would be required to be reported in a filing with the Commission pursuant to Section 16(a) of the Exchange Act, common equity securities of the Company or any securities, options or rights convertible into or exchangeable or exercisable for such securities, in each case, during the seven days prior to, and the 180-day period beginning on the effective date of, an IPO, unless expressly authorized by the underwriters managing the registered public offering; provided that such restrictions shall not be more restrictive in duration or scope than restrictions imposed on (A) any officer or director of the Company, or (B) any other holders of at least 5% of the total Preference Shares on a fully diluted and converted basis; and provided, further, that nothing herein shall restrict, directly or indirectly:

(i)        any bona fide pledge of Preference Shares in accordance with the Shareholders Agreement or the subsequent Transfer upon default in connection with any such pledge; or

(ii)        subject to obtaining any required Bermuda Monetary Authority approval, any charitable contribution in accordance with the Shareholders Agreement.

(b)        Stop Transfer Instructions. The Company may impose stop transfer instructions with respect to Registrable Securities or other securities subject to the foregoing Section 3(a) until the end of the relevant period.

(c)        Blackout Period. The Company agrees (i) not to effect any public sale or distribution of its preferred equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period (180 days in the case of an IPO) beginning on the effective date of any underwritten Piggyback

Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor or similar form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Preference Shares, or any securities convertible into or exchangeable or exercisable for Preference Shares, that were purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree to a shorter period.

4.          Registration Procedures. In connection with any Registration Statement filed pursuant to Section 2, the following provisions shall apply:

(a)        Copies of Registration Statement. The Company shall furnish as promptly as practicable to each selling Shareholder, prior to filing a Registration Statement or any supplement or amendment thereto, a copy of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Shareholder.

(b)        Preparation of Registration Statement; Effectiveness. The Company shall prepare and, within 90 days after the end of the period within which requests for registration may be given to the Company, file with the Commission a Registration Statement with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after the initial filing thereof and remain effective for a period of either (i) not less than 180 days or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement.

(c)        General Notification. The Company shall promptly advise the selling Shareholders, and, if requested by such Shareholders, confirm such advice in writing:

(i)        when the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed with the Commission and when the Registration Statement or any post effective amendment thereto has become effective;

(ii)        of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)        of any notification by the Commission whether there will be a “review” of such Registration Statement;

(iv)        of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(v)        of any comments (oral or written) by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto; and

(vi)        of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Each Shareholder agrees that upon receipt of any written notice of the Company pursuant to paragraphs (ii) through (vi) of Section 4(c) hereof, such Shareholder shall discontinue offering such Registrable Securities pursuant to the Registration Statement until such Shareholder’s receipt of copies of the supplemented or amended prospectus contemplated by Section 4(d) hereof, or until advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 4(c)(ii)-(vi) during the registration period, such registration period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by the Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(d) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

(d)        Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 4(c) hereof during the period for which the Company is required to maintain an effective Registration Statement, the Company shall (A) use its commercially reasonable efforts to prevent the issuance of a stop order, and in the event of such issuance, to obtain the withdrawal of any stop order or order suspending the effectiveness of the Registration Statement and (B) prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document as soon as possible so that, as thereafter delivered to purchasers of the Registrable Securities, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will comply with the Securities Act and the rules promulgated thereunder.

(e)        Copies of the Registration Statement. The Company will furnish to each Shareholder included within the coverage of the Registration Statement, without charge, copies of the Registration Statement and any amendment thereto, including financial statements and schedules, and, if any Shareholder so requests in writing, all exhibits (including those incorporated by reference) in such number as such Shareholder may reasonably request from time to time.

(f)        Copies of the Prospectus. The Company will deliver to each Shareholder included within the coverage of the Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as each such Shareholder may reasonably request; and the Company consents to the use of the prospectus or any amendment or supplement thereto by each Shareholder in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto.

(g)        Blue Sky. Prior to any public offering of Registrable Securities pursuant to a Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify (or seek an exemption from registration or qualification) or cooperate with each Shareholder selling Registrable Securities pursuant to such Registration Statement and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities laws of such jurisdictions as such counsel reasonably requests in writing on behalf of such Shareholder and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify to do business or to qualify as a dealer in securities in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(h)        Certificates. The Company shall cooperate with each Shareholder to facilitate the timely, in the case of beneficial interests in Registrable Securities held through a depositary, transfer of such equivalent Registrable Securities with an unrestricted CUSIP, or, in the case of certificated shares, preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and registered in such names as such Shareholder may request in writing prior to sales of Registrable Securities pursuant to the Registration Statement.

(i)        SEC Compliance; Earnings Statement. The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its Shareholders, as soon as reasonably practicable, but in any event not later than eighteen (18) months after the effective date of the applicable Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(j)        Shareholder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 herein with respect to the Registrable Securities of any Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Shareholder’s Registrable Securities.

(k)        Agreements. The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Shareholders that hold a majority of the Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate the disposition of Registrable Securities pursuant to the Registration Statement; provided, however, that the Company shall have no obligation to pay any discounts or underwriting commissions of any selling Shareholder.

(l)        Legal Opinion; Certificates; Cold Comfort Letter. The Company, if requested by those Shareholders that together hold a majority of the Registrable Securities being sold, or the managing underwriters (if any) in connection with the Registration Statement, shall cause (i) its counsel to deliver an opinion relating to the Registration Statement and the Registrable Securities, in customary form (and covering such matters of the type customarily covered by legal opinions of such nature) addressed to such Shareholders and the managing underwriters, if any, thereof and dated the effective date of such Registration Statement; (ii) its officers to execute and deliver all customary documents and certificates; and (iii) its independent public accountants to provide a “cold comfort” letter in customary form (and covering such matters of the type customarily covered by a “cold comfort” letter).

(m)        Listing. The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

(n)        Due Diligence. For a reasonable period prior to the filing of a Registration Statement pursuant to this Agreement, the Company shall make available for inspection and copying by any Shareholder or underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Shareholder or underwriter, all financial and other information and books and records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Shareholder, underwriter, attorney, accountant or agent in connection with such Registration Statement, as will be reasonably necessary in the judgment of such persons, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that if requested by the Company, each Shareholder will enter into a confidentiality agreement with the Company prior to participating in the preparation of the Registration Statement or the Company’s release or disclosure of confidential information to such Shareholder.

(o)        Participation. No Shareholder may participate in any registration hereunder which is underwritten unless such Shareholder agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Shareholder entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no Shareholder will be required to sell more than the number of Registrable Securities that such Shareholder has requested the Company to include in any registration).

(p)        10b-5 Notification. The Company shall promptly notify in writing each selling Shareholder and the managing underwriter of the offering in which Registrable Securities are being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of an event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company will promptly prepare a supplement or amendment to such prospectus and file it with the Commission (in any event no later than ten (10) days following notice of the occurrence of such event to each selling Shareholder and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, will not contain an untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(q)        Other Approvals. The Company shall use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Shareholders and underwriters to consummate the disposition of the Registrable Securities.

(r)        FINRA. The Company shall cooperate with each Shareholder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA.

(s)        Road Show. The Company shall cause the appropriate officers as are requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering.

(t)        Transfer Agent, Register and CUSIP. The Company shall provide a transfer agent and register for all Registrable Securities pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of registration.

(u)        Other Actions. The Company shall use its commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(v)        Notice to Discontinue. Each Shareholder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of an event of the kind described in Section 4(p), such Shareholder will forthwith discontinue the disposition of Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(p) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 4(p), such Shareholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Shareholder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company will give any such notice, the Company will extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(p) to and including the date when the Shareholder will have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 4(p).

(w)        Free Writing Prospectuses. Each Shareholder agrees that, unless it obtains the prior consent of the Company and any managing underwriter, it will not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

5.          Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under this Agreement (except as otherwise provided in the proviso to Section 4(k) hereof) and the Company shall reimburse the Shareholders for the fees, disbursements and expenses of one counsel (and one local counsel as reasonably required) chosen by the holders of a majority of the Registrable Securities included in such registration (collectively, “Registration Expenses”).

6.          Certain Limitations on Registration Rights. No Shareholder may participate in any Registration Statement hereunder unless such Shareholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of underwriting arrangements which are entered into in connection with such Registration Statement and agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Shareholder or Shareholders entitled hereunder to approve such arrangements; provided, however, that (a) no such Shareholder will be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) the accuracy of the disclosure included in the Registration Statement related to such Shareholder , (ii) such Shareholder’s ownership of its Registrable Securities to be sold in the offering, and (iii) such Shareholder’s power and authority to effect such sale; and (b) no such Shareholder will be required to undertake any indemnification or contribution obligations to the Company or any underwriters except to the extent provided in Section 7. Shareholders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Shareholders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Shareholders.

7.          Indemnification.

(a)        Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement, indemnify and hold harmless to the full extent permitted by applicable law, each of the Shareholders named in any Registration Statement filed pursuant to this Agreement and the officers and directors of such Shareholders and each person, if any, who controls such Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Shareholder or such other Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Shareholder, or any Issuer Free Writing Prospectus related to such registration, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, in any such case, the Company shall promptly reimburse such Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be required to indemnify any such person pursuant to this Section 7(a) to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon (i) fraud or dishonesty or an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or preliminary, final or summary prospectus, or Issuer Free Writing Prospectus, or amendment or supplement thereto, that was furnished in writing to the Company by such person expressly for inclusion in the Registration Statement, or preliminary, final or summary prospectus, or Issuer Free Writing Prospectus, or amendment or supplement thereto, or (ii) the use by any such person of a prospectus in violation of any stop order or other suspension of the Registration Statement of which the Company made the Shareholder or other holder of Registrable Securities aware.

(b)        Indemnification by Shareholders. Each Shareholder of Registrable Securities included in any Registration Statement filed pursuant to this Agreement shall, notwithstanding termination of this Agreement, severally and not jointly, (i) indemnify and hold harmless the Company, its officers and directors, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and all other Shareholders against any losses, claims, damages or liabilities to which the Company, its officers or directors, such controlling persons or such other Shareholders may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Shareholder, or any Issuer Free Writing Prospectus related to such registration, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was furnished in writing to the Company by such Shareholder expressly for inclusion in the Registration Statement, or preliminary, final or summary prospectus, or Issuer Free Writing Prospectus, or amendment or supplement thereto, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Shareholder shall be required to undertake liability to any Person under this Section 7(b) for any amounts in excess of the dollar amount of the net proceeds actually received by such Shareholder from the sale of such Shareholder’s Registrable Securities pursuant to such Registration Statement and such undertaking shall be several, not joint and several, among such Shareholders.

(c)        Indemnification Procedures. Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of written notice of the commencement of any action or threat thereof, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 7, notify such indemnifying party in writing of the commencement of such action or threat; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 7(a) or 7(b) hereof and unless and to the extent such indemnifying party is materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. Such indemnifying party shall not enter into any settlement with a party unless such settlement (i) includes an unconditional release of each indemnified party with respect to any and all claims against each indemnified party and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or commit any indemnified party to take or refrain from taking any action. An indemnified party shall not enter into any settlement without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

(d)        Contribution if Indemnification Against Public Policy. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7(a) or 7(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, the liability of any Shareholder hereunder this Section 7(d) shall be limited to the amount of net proceeds received by such Shareholder in the offering giving rise to such liability, less any amounts paid pursuant to Section 7(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Shareholders’ obligations in this Section 7(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them severally and not jointly.

(e)        Obligations Not Exclusive. The obligations of the Shareholders contemplated by this Section 7 shall be in addition to any liability which the respective Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.          Representations and Warranties; Covenants.

(a)        Authority; Enforceability. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that such party has, as applicable, the legal capacity or power and authority, corporate or otherwise, to enter into this Agreement and to carry out each of its obligations hereunder as they may hereafter arise. Such party (in the case of parties that are not natural persons) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors’ rights general or by general equitable principles.

(b)        No Breach. Each of the parties hereto severally represents and warrants to each of the other parties hereto that neither the execution of this Agreement nor the performance by such party of its obligations hereunder does or will:

(i)        in the case of parties that are not natural persons, conflict with or violate its articles of incorporation, bylaws or other applicable organizational documents;

(ii)        violate, conflict with or result in the termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or any event of default, with or without notice, lapse of time, or both, under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

(iii)        constitute a violation by such party of any law, ruling, writ, injunction, award, determination or decree of any arbitral body or court or any agency, commission, department or body of any local, state, federal or foreign governmental, regulatory, administrative, judicial or quasi-governmental unit, entity or authority.

(c)        Consents. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained or those that are specified herein, in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

(d)        Investment Representations. Each Shareholder, by executing this Agreement (or taking any other action by which such Shareholder is deemed to have executed this Agreement) or an amendment hereto, hereby confirms the representations and warranties made by such Shareholder hereunder and contained in the Subscription Agreement between the Company and such Shareholder.

(e)        Preservation of Rights. The Company shall not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

9.          Miscellaneous.

(a)        Compliance with Bermuda law. The Company shall have no obligation under the provisions of this Agreement unless and until all approvals required from the Bermuda Monetary Authority are received.

(b)        Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given, unless the Company has obtained the written consent of the Shareholders holding a majority of the Registrable Securities then outstanding; provided, however, that the consent of the Shareholders shall not be required (i) to include as a party hereto any purchaser of Preference Shares pursuant to an additional closing as contemplated by Section 9(n), (ii) to include as a party hereto any purchaser of Preference Shares in connection with a Transfer of Preference Shares as contemplated by Section 9(f), and (iii) to include as a party hereto any purchaser of Preference Shares pursuant to a future private placement as contemplated by Section 9(n).

(c)        Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as expressly contemplated hereby, there are no third party beneficiaries having rights under or with respect to this Agreement.

(d)        Term and Termination. This Agreement may be terminated at any time by an instrument in writing signed by all of the parties hereto. This Agreement shall terminate automatically as to any Shareholder that no longer holds Registrable Securities; provided, however, that such Shareholder’s lockup agreement obligations under Section 3(a) and indemnification and contribution obligations under Section 7 shall survive any such termination. The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding; provided, however, that the Company’s indemnification and contribution obligations under Section 7 shall survive any such termination.

(e)        Notices.

(i)        All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, e-mail, or air courier guaranteeing overnight delivery:

(A)        if by the Company to a Shareholder, then to the address set forth in such Shareholder’s Subscription Agreement or joinder in the form attached hereto as Exhibit A or to such address that such Shareholder may subsequently notify the Company in writing, or

(B)        if by a Shareholder to the Company, as set forth below:

Watford Holdings Ltd.
P.O. Box HM 2069
Hamilton HM HX
Bermuda

with a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street
New York, New York 10019
Attention: Gary D. Boss
Telecopier No.: (212) 878-8375
Telephone No.: (212) 878-8063

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the United States mail, if being mailed by first class mail; two (2) Business Days after being delivered via a next-day air courier; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the date sent by e-mail (with confirmation of delivery) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

(ii)        Notwithstanding Section 9(e)(i) or anything else in this Agreement to the contrary, each Shareholder authorizes the Company to send all reports, notices and other communications that the Company would otherwise provide to such Shareholder pursuant to this Agreement, the Bye-Laws or applicable law to J.P. Morgan Securities LLC and/or its private banking and wealth management affiliates (collectively, “J.P. Morgan”) or another third party selected by the Company for further dissemination to such Shareholder by J.P. Morgan or such other third party. For the avoidance of doubt, the Shareholders acknowledge that J.P. Morgan is under no obligation to, and will not, receive and disseminate any such reports, notices and other communications to any such Shareholder following the consummation of an IPO or Listing unless otherwise agreed by the Company and J.P. Morgan.

(f)        Successors and Assigns; Assignment.

(i)        This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(ii)        Upon compliance with the provisions of the Shareholders Agreement, the rights, interests and obligations hereunder may be transferred with a Transfer of the Preference Shares so long as the transferee agrees in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A.

(iii)        The Company may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Company nonetheless will remain responsible for the performance of all of its obligations hereunder).

(g)        Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(h)        Submission to Jurisdiction; No Jury Trial. (i) Each party submits to the jurisdiction of any state or federal court sitting in New York, New York in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(ii)        THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all action that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an action, this Agreement may be filed as a written consent to trial by a court.

(i)        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j)        Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

(k)        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l)        Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(m)        Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)        Multiple Closings; Future Capital Raises.

(i)        To the extent the Company conducts one or more additional closings in connection with the Company’s offering of Preference Shares, as contemplated by the PPM, the Company shall cause each purchaser of Preference Shares pursuant to any such additional closing to execute a Subscription Agreement with the Company which provides, among other things, that by executing such Subscription Agreement such purchaser will be deemed to have executed this Agreement in all respects and, upon such additional closing, each such purchaser shall be deemed to be a party to this Agreement and an Existing Shareholder for purposes of this Agreement as of the date of such additional closing.

(ii)        To the extent the Company conducts one or more future private placements of Preference Shares, the Company may cause each purchaser of Preference Shares pursuant to any such future private placement to execute an instrument substantially in the form attached hereto as Exhibit A and, upon the closing of such private placement, each such purchaser shall be deemed to be a party to this Agreement and a Shareholder, for purposes of this Agreement as of the date of such closing.

[REST OF PAGE DELIBERATELY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WATFORD Holdings Ltd.

By:	/s/ John Rathgeber
Name:
Title:

The purchasers of Preference Shares have each executed a Subscription Agreement with the Company, which provides, among other things, that by executing the Subscription Agreement such purchaser is deemed to have executed this Preference Share Registration Rights Agreement in all respects.

Exhibit A

JOINDER TO PREFERENCE SHARE REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Preference Share Registration Rights Agreement dated as of March 31, 2014 (the “Registration Rights Agreement”) among Watford Holdings Ltd. and certain other parties, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder, [and shall be deemed to have made all of the representations and warranties of a “Shareholder” under the Shareholders Agreement as if it had executed the Shareholders’ Agreement (including, without limitation, that the representations and warranties contained in Section 8 of the Shareholders Agreement and in [Section 4, and, if applicable, Section 5 or 6,] of the Subscription Agreement dated [•], 2014, between the Company and [name of transferring shareholder]) and all of such representations and warranties are true and correct as of the date hereof as if such representations and warranties were made by the Joining Party]1. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

1 To be included in connection with transfers of Preference Shares.